Exhibit 8.2

Advocaten Notarissen Belastingadviseurs

To: Shell Finance US Inc. 150N. Dairy Ashford Houston, Texas 77079 United States of America	Burgerweeshuispad 201 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 5 September 2024		W. Dijkstra E wiebe.dijkstra@debrauw.com T +31 20 577 1031 F +31 20 577 1775

Our ref.	M42830512/1/91014395

Re:

Dear Addressee,

Dutch Tax Legal Opinion

1	INTRODUCTION

We, De Brauw Blackstone Westbroek N.V., ("De Brauw") act as Dutch tax advisers to Shell International Finance B.V. in connection with the Registration.

Certain terms used in this opinion are defined in the Annex (Definitions).

2	SCOPE OF WORK

As set out in paragraphs 1 and 7, we give this opinion as Dutch legal advisers and our duty of care is governed by Dutch law. By implication:

(a)	This opinion is limited to Dutch tax law. It (including all terms used in it) is to be construed in accordance with Dutch law.

(b)
As required by Dutch law, in preparing and issuing this opinion, we have observed the care which is to be expected from a reasonably proficient and reasonably acting Dutch opinion giver in similar circumstances (including our reputation) and accordingly:

(i)
we have performed the factual research set out in paragraph 3 and not any additional fact-finding actions (including not in respect of the correctness of the assumptions in paragraph 4 except as expressly set out in it);

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.
All services and other work are carried out under an agreement of instruction ("overeenkomst van opdracht") with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.
Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

(ii)
we have examined the text of the documents listed in paragraph 3 and not researched their meaning and effect beyond their semantic meaning to a Dutch opinion giver (including not their meaning and effect under any law other than Dutch law);

(iii)
we have performed legal research into Dutch law reasonably likely to be relevant to this opinion and not any additional legal research (including into Dutch law not in effect on or prior to the date of this opinion); and

(iv)	we do not express any opinion or view other than as expressly set out in paragraphs 5 and 6 (including not in respect of any document, or on any reference to a document, not listed in paragraph 3).

This opinion is limited to its date.

3	FACTUAL RESEARCH

We have examined the following documents:

(a)	A copy of the Registration Statement.

(b)	A copy of the Dealer Management Agreement.

4	ASSUMPTIONS

We have made the following assumptions:

(a)	Each copy document conforms to the original and each original is genuine and complete.

(b)	The Registration Statement has been or will be filed with the SEC in the form referred to in this opinion.

(c)	The Registration Statement and each transaction entered into pursuant to it will have been entered into on an arm's length basis.

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5	OPINION

Based on the factual research described in and assumptions made in paragraphs 3 and 4 and any matters not disclosed to us in the context of preparing this opinion (and within the limitations set out in paragraph 2), we are of the following opinion:

(a)	The statements in the prospectus included in the Registration Statement under the heading "Material Dutch Tax Considerations", to the extent that they are statements about Dutch Tax law, are correct.

6	RELIANCE

(a)
This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

(b)	By accepting this opinion, each person accepting this opinion agrees that:

(i)
the agreements in this paragraph 7, our duty of care and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to them; and

(ii)	only we, De Brauw, (and not any other person, including any person working at or affiliated with us) will have any liability in connection with this opinion.

(c)	Shell Finance US Inc. may:

(i)	file this opinion as an exhibit to the Registration Statement; and

(ii)	refer to De Brauw giving this opinion under the heading “Material Dutch Tax Considerations” in the prospectus included in the Registration Statement.

This paragraph 7 does not constitute an admittance from us (or De Brauw) that we are (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under article 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

[Signature page follows]

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This is the signature page of the opinion dated 5 September 2024 re. Shell Finance US Inc., the Registration Statement

Yours faithfully, De Brauw Blackstone Westbroek N.V.

/s/ Wiebe Dijkstra
Wiebe Dijkstra Advocaat (Belastingadviseur), acting as party adviser (partijadviseur) for the Issuer

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Annex – Definitions

In this opinion:

"Dealer Management Agreement" means the dealer management agreement between Shell plc, Shell Finance US Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC., dated 5 September 2024.

"De Brauw" means De Brauw Blackstone Westbroek N.V.

"Dutch law" means the national law of the Netherlands and European Union and international law to the extent directly applicable in the Netherlands.

"Dutch Tax" means any tax of any nature levied by or on behalf of the Netherlands or any of its subdivisions or taxing authorities.

"Registration" means the registration by Shell plc and Shell Finance US Inc. of the offers to exchange any outstanding notes issued by Shell International Finance B.V. for notes issued by Shell Finance US Inc. with the SEC under the Securities Act.

"Registration Statement" means the registration statement on form F-4 dated 5 September 2024 in relation to the Registration (including the prospectus, but excluding any documents incorporated by reference in it and any exhibits to it).

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Act" means the U.S. Securities Act of 1933, as amended.

"the Netherlands" means the European part of the Netherlands.

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